JOHN H. LIVELY, Managing Partner

john.lively@practus.com

11300 Tomahawk Creek Pkwy., Suite 310

Leawood, KS 66211

(913) 660-0778

May 25, 2023

American Pension Investors Trust

106 Annjo Court, Suite A

Forest, VA 24551

RE : Opinion of Counsel regarding the Registration Statement filed on Form N-14 under the Securities Act of 1933, as amended (the “Securities Act”)

Ladies and Gentlemen:

We have acted as counsel to American Pension Investors Trust (the “Trust”), a trust with transferable shares, established under Massachusetts law pursuant to a Declaration of Trust dated January 23, 1985, as amended (the “Declaration of Trust”).

This opinion relates to the Trust’s Registration Statement on Form N-14 (the “Registration Statement”) and is given in connection with the filing with the Securities and Exchange Commission (the “Commission”) of such Registration Statement under the Securities Act. The Registration Statement relates to the registration of shares of beneficial interest (collectively, the “Shares”), without par value, of the Yorktown Small Cap Fund and the Yorktown Growth Fund (the “Acquiring Funds”). We understand that the Registration Statement is filed with the Commission pursuant to the requirements of the Securities Act and that our opinion is required to be filed as an exhibit to the Registration Statement.

In reaching the opinions set forth below, we have examined, among other things, copies of the Trust's Declaration of Trust, applicable resolutions of the Trust’s Board of Trustees, and originals or copies of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus and statement of additional information for the Acquiring Funds, substantially in the form in which they are being filed in the Registration Statement (collectively, the “Prospectus”).

As to any facts or questions of fact material to the opinions set forth below, we have relied exclusively upon the aforesaid documents and upon representations and declarations of the officers or other representatives of the Trust. We have made no independent investigation whatsoever as to such factual matters.

The Prospectus provides for issuance of the Shares in connection with the reorganization of the Yorktown Capital Appreciation Fund into the Yorktown Small Cap Fund and the reorganization of the Yorktown Master Allocation Fund into the Yorktown Growth Fund pursuant to the Declaration of Trust and an Agreement and Plan of Reorganization. In reaching the opinions set forth below, we have assumed that holders of shares of the Capital Appreciation Fund and the Master Allocation Fund (the “Acquired Funds”), will receive Shares of the corresponding Acquiring Funds, the Yorktown Small Cap Fund and the

Yorktown Growth Fund, respectively, with the same aggregate net asset value as the aggregate net asset value of the Acquired Funds shares at the time of the Reorganization as described in the Registration Statement and the Agreement and Plan of Reorganization.

We have also assumed, without independent investigation or inquiry, that:

(a)	all documents and public records reviewed are accurate and complete; and

(b)	all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, or (ii) made by officers or representatives of the Trust are accurate, true, correct and complete in all material respects.

The opinions expressed in this opinion are based on the facts in existence and the laws in effect on the date hereof and are limited to Chapter 182 of the General Laws of the Commonwealth of Massachusetts and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(a)	The Shares to be offered for sale pursuant to the Prospectus have been authorized by all necessary actions on the part of the Trust; and

(b)	The Shares, when issued and sold by the Trust for consideration pursuant to and in the manner contemplated by the Registration Statement, the Agreement and Plan of Reorganization and the Declaration of Trust, will be validly and legally issued and fully paid and non-assessable subject to compliance with the Securities Act and the applicable state laws regulating the sale of securities

We express no opinion as to any other matters other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Sincerely,

/s/ PRACTUS, LLP

Practus, LLP